Exhibit 23.1

[Deloitte Touche Tohmatsu Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (File No. 333-142367) on Form F-1 of our report dated April 25, 2007 relating to the financial statements and financial statement schedule of China Sunergy Co., Ltd. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ DELOITTE TOUCHE TOHMATSU CPA LTD

DELOITTE TOUCHE TOHMATSU CPA LTD

Shanghai, China

May 4, 2007